UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	May 15, 2008

Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)
(414) 342-4680
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        On May 15, 2008, Harley-Davidson Funding Corp. (“HDFC”), an indirect subsidiary of Harley-Davidson, Inc. (the “Company”), entered into a Terms Agreement (the “Terms Agreement”) by and among HDFC and the initial purchasers named in the Terms Agreement (the “Initial Purchasers”) in which HDFC agreed to sell, and the Initial Purchasers agreed to purchase, subject to certain terms and conditions, $1,000,000,000 aggregate principal amount 6.80% Medium-Term Notes, Series C due 2018 of HDFC (the “Notes”). This offering is exempt from registration requirements under the Securities Act of 1933 pursuant to Rule 144A and Regulation S under the Securities Act. The sale is scheduled to be completed May 22, 2008. The Notes will be guaranteed by Harley-Davidson Credit Corp. (“HDCC”) and Harley-Davidson Financial Services, Inc. (“HDFS” and, together with HDCC, the “Guarantors”). The Notes will be issued under an Indenture (the “Indenture”), dated as of November 21, 2003, by and among HDFC, the Guarantors and the Bank of New York Trust Company, N.A. (successor to BNY Midwest Trust Company), as Trustee, as supplemented by an Officers’ Certificate, to be dated May 22, 2008 (the “Officers’ Certificate”).

        Interest on the Notes will accrue at the rate of 6.80% per annum and be payable semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 2008. HDFC will have the ability to redeem the Notes, in whole or in part, at its option at any time and from time to time. The redemption price for the Notes will be the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed, discounted to the date of redemption on a semi-annual basis, as will be provided in the Indenture and the Officers’ Certificate. If a below-investment-grade rating of the Notes occurs in connection with a change of control of the Company, then HDFC will be required to make an offer to repurchase the Notes on the terms set forth in the Notes. In the offer, HDFC will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase.

        The Notes will be unsecured senior obligations of HDFC and rank equal in right of payment to all of the other unsecured and unsubordinated debt of HDFC. The Notes will be fully, unconditionally and irrevocably guaranteed on an unsecured, senior and unsubordinated basis by the Guarantors. The Notes will not be obligations of or guaranteed by the Company. HDFS, one of the Guarantors, is party to an existing support agreement with the Company under which the Company agrees to provide financial support to HDFS if required to maintain certain financial covenants. The support agreement does not constitute a guarantee by the Company of the payment of any obligations or other liabilities of HDFS (including, without limitation, the guarantee of HDFS with respect to the Notes).

        The Terms Agreement was entered into pursuant to a preexisting Private Placement Agency Agreement, which contains customary representations, warranties and agreements of HDFC, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

        The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(4.1)	Indenture to provide for the issuance of indebtedness dated as of November 21, 2003 between Harley-Davidson Funding Corp., Issuer, Harley-Davidson Financial Services, Inc. and Harley-Davidson Credit Corp., Guarantors, to the Bank of New York Trust Company, N.A. (successor to BNY Midwest Trust Company), Trustee (incorporated herein by reference to Exhibit 4.4 to the Registrant’s Annual Report of Form 10-K for the year ended December 31, 2005 (File No. 1-9183)).

(4.2)	Form of Officers’ Certificate pursuant to Sections 102 and 301 of the Indenture, to be dated May 22, 2008, with the form of 6.80% Medium-Term Notes, Series C due 2018.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.
Date: May 21, 2008	By: /s/ Tonit M. Calaway
Tonit M. Calaway
Assistant Secretary

HARLEY-DAVIDSON, INC.
Exhibit Index to Current Report on Form 8-K
Dated May 15, 2008

Exhibit
Number

(4.1)	Indenture to provide for the issuance of indebtedness dated as of November 21, 2003 between Harley-Davidson Funding Corp., Issuer, Harley-Davidson Financial Services, Inc. and Harley-Davidson Credit Corp., Guarantors, to the Bank of New York Trust Company, N.A. (successor to BNY Midwest Trust Company), Trustee (incorporated herein by reference to Exhibit 4.4 to the Registrant’s Annual Report of Form 10-K for the year ended December 31, 2005 (File No. 1-9183)).

(4.2)	Form of Officers’ Certificate pursuant to Sections 102 and 301 of the Indenture, to be dated May 22, 2008, with the form of 6.80% Medium-Term Notes, Series C due 2018.